                     BROWN & SHARPE MANUFACTURING COMPANY
            PROXY FOR CLASS A COMMON STOCK AND CLASS B COMMON STOCK
  P            THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
  R                               MAY 3, 1995
  O
  X       The undersigned appoints each of Fred M. Stuber, Paul R. Tregurtha and
  Y Russell A. Boss proxies with power of substitution to vote for the undersigned at the Annual Meeting of Stockholders called for Wednesday, May 3, 1995, at 10:00 A.M., at Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island, and at any adjournments, all shares of stock which the undersigned would be entitled to vote if present in accordance with their judgment upon any matters that may properly come before said meeting and to vote as specified on the reverse.

          A majority of the proxies present and acting at the meeting in person or by substitute (or if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement pertaining to the aforesaid meeting and a copy of the Company's Annual Report for the year ended December 31, 1994.

          Your Shares of Class A Common Stock on the back are designated "Class A Stock", and your Shares of Class B Common Stock are designated "Class B Stock".

          To approve the Board of Directors' recommendations, simply sign and date the back. You need not mark any boxes.
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                                                                 | SEE REVERSE |
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    Please mark
[X] votes as in
    this example.

1. Election of Directors: To fix the number of Directors, at ten and to elect four Directors as set forth in the Proxy Statement. Class A Stock may be voted for Messrs. Aloareto, Sharpe, Jr., Fuguet and Sharpe III and Class B Stock may be voted for Messrs. Sharpe, Jr., Fuguet and Sharpe III as indicated below. Holders of Class A Stock and Class B Stock who wish to provide instructions should vote such class of stock in the space indicated below.

              Class A Stock:
Aloareto, Sharpe, Jr., Fuguet and Sharpe III
        FOR             WITHHELD
        ALL    [ ]        FROM    [ ]
     NOMINEES              ALL
                        NOMINEES
For, except vote withheld from the

[ ] _____________________________


              Class B Stock:
Sharpe, Jr., Fuguet and Sharpe III
        FOR             WITHHELD
        ALL    [ ]        FROM    [ ]
     NOMINEES              ALL
                        NOMINEES
For, except vote withheld from the

[ ] _____________________________


                          FOR   AGAINST   ABSTAIN
2. To approve the         [ ]     [ ]       [ ]
   proposal to amend
   the 1969 Equity
   Incentive Plan.

3. To ratify the appoint- [ ]     [ ]       [ ]
   ment of Ernst &
   Young LLP as the
   Company's Indepen-
   dent accountants for
   the fiscal year ending
   December 31, 1995.

                                                               MARK HERE
                                                               FOR ADDRESS   [ ]
                                                               CHANGE AND
                                                               NOTE AT LEFT

                               Note: When signing as Executor, Administrator, Trustee, Guardian, etc., add full title. (Sign exactly as name appears on this card.)

This proxy when properly executed will
be voted in the manner directed herein.
If no direction is made the proxy will
be voted FOR the election of the nominees indicated and FOR proposals 2 and 3.

                           Signature: __________________________ Date __________

                           Signature: __________________________ Date __________